Exhibit 99.1

Motus GI Announces Exploration of Strategic Alternatives to Enhance Shareholder Value

and Announces Restructuring Plan

●	Lake Street Capital Markets LLC engaged to act as an advisor to the Company
●	Board of Directors approved restructuring program with the objective of preserving capital to align with strategic process timeline
●	Management plans to continue providing sales and support for existing Pure-Vu EVS customers and pipeline opportunities in contracted health systems
●	Company to move forward with regulatory process and commercial readiness for Pure-Vu EVS Gastro

FORT LAUDERDALE, FL, January 10, 2023 – Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, announced today it has initiated a process to explore a range of strategic and financing alternatives focused on maximizing stockholder value and accelerating commercialization of the Pure-Vu System. As part of this process, the Company has engaged Lake Street Capital Markets LLC to act as an advisor to the Company in this process.

Potential strategic alternatives that may be considered by the Company as part of this process include an acquisition, merger, reverse merger, other business combination, sale of assets, licensing, and other strategic transactions. The Company intends to pursue this process, however, there can be no assurance that it will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful. The Company does not expect to provide incremental updates during the evaluation process unless and until the Board of Directors has concluded that disclosure is appropriate or required.

In addition, the Company’s Board of Directors has approved a strategic restructuring program with the objective of preserving capital by initially reducing quarterly operating costs by approximately 35% on a go forward basis. As part of the restructuring, the Company plans on eliminating approximately 45% of its workforce, which is expected to be completed during the first quarter of 2023, among other actions to reduce the Company’s cash burn. The Company expects to incur a non-recurring charge of approximately $1.0 to 2.0 million in the first quarter of 2023 related to the restructuring.

The planned restructuring is intended to position the Company to explore all strategic alternatives, continue supporting its existing customers utilizing Pure-Vu EVS for colonoscopies, as well as targeting pipeline opportunities with contracted health systems. In addition, the Company intends to continue to advance its Pure-Vu EVS Gastro development program, which is designed for use during an Upper GI endoscopy to improve visualization by clearing debris and may help improve procedure times and outcomes especially in high acuity situations like an upper GI bleed. The Company recently announced it intends to seek U.S. regulatory approval for the Pure-Vu EVS Gastro device in the second half of 2023.

About Motus GI

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to the continued impact of the COVID-19 pandemic, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com